Exhibit 10.2

AML COMMUNICATIONS, INC.

INCENTIVE STOCK OPTION AGREEMENT (OW)

THIS AGREEMENT is made as of February 19, 2008, between AML Communications, Inc. a Delaware corporation (the “Company”), and Steven Ow (the “Optionee”).

The Board of Directors has granted to the Optionee as a matter of separate inducement in connection with his engagement with the Company, and not in lieu of any salary or other compensation for his services, an option (the “Option”) to purchase shares of the Common Stock, par value $0.01 per share, of the Company (the “Common Stock”) on the terms and conditions set forth herein under the 2005 Stock Incentive Plan (“Plan”).  This Option is intended to qualify as an Incentive Stock Option under Section 422A of the Internal Revenue Code (the “Code”).

This Option Agreement is entered into pursuant to Section 6.4 of the Agreement and Plan of Merger by and among the Company, Mica-Tech, Inc., a California corporation, the Optionee and other shareholders of Mica-Tech, Inc.

The Board of Directors has approved the grant of options to purchase common stock to Optionee.  However, the optionee understands that the Company intends to increase in the number of shares of common stock issuable under the Plan by approximately 1.3 million.  In furtherance of this objective, the Board of Directors has approved such increase and will submit this increase in authorized shares under the Plan for a vote at the next scheduled meeting of stockholders currently scheduled for September 2008 and has recommended to its stockholders that they vote in favor of such increase.

Capitalized terms used herein without definition shall have the same meaning as in the Plan.

AGREEMENT

In consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

1.             SHARES OPTIONED; OPTION PRICE.  The Optionee may purchase all or any part of an aggregate of 1,200,000 shares of Common Stock, at the price of $1.20 per share (which shall not be less than the greater of (A) 100% of the Fair Market Value (as defined in the Plan) of the Common Stock on the date of the grant of the Option or (B) the par value of the Common Stock; provided, however, that each Option granted under the Plan to an Optionee who owns (after application of the family and other attribution rules of Section 424(d) of the Code), on the date of grant of the Option, more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporations (a “10% Optionee”) shall have an exercise price that is not less than the greater of (X) 110% of the Fair Market Value of the Common Stock on the date of grant of the Option or (Y) the par value of the Common Stock) on the terms and conditions set forth herein.

2.             OPTION TERM, TIMES OF EXERCISE.  At the time of this Agreement none of Options shall be exercisable.  The Option term shall end on February 19, 2013, which in no case shall be greater than ten years (five years if the Optionee is a 10% Optionee) from the date of grant of this Option.

(a)           Upon receipt of a first monthly payment by the Company (or its wholly-owned subsidiary, Mica-Tech, Inc.) of a minimum of $160,000 from a customer not later than October 1, 2008 for management of a minimum of 20 MW of power, options to purchase 300,000 shares of Common Stock shall become exercisable;

(b)           Upon receipt of a first monthly payment by the Company (or its wholly-owned subsidiary, Mica-Tech, Inc.) of a minimum of $160,000 from an additional customer not later than October 1, 2009 for management of a minimum of an additional 20 MW of power, options to purchase an additional 300,000 shares of Common Stock shall become exercisable, so long as prior customers have not materially reduced the amount of goods and services purchased from the Company;

(c)           Upon receipt of a first monthly payment by the Company (or its wholly-owned subsidiary, Mica-Tech, Inc.) of a minimum of $320,000 from an additional customer not later than October 1, 2010 for management of a minimum of an additional 40 MW of power, options to purchase an additional 300,000 shares of Common Stock shall become exercisable, so long as prior customers have not materially reduced the amount of goods and services purchased from the Company; and

(d)           Upon receipt of a first monthly payment by the Company (or its wholly-owned subsidiary, Mica-Tech, Inc.) of a minimum of $320,000 from an additional customer before August 1, 2011 for management of a minimum of an additional 40 MW of power, options to purchase an additional 300,000 shares of Common Stock shall become exercisable, so long as prior customers have not materially reduced the amount of goods and services purchased from the Company.

The deadlines in Sections 2(a) through (d) for satisfying the conditions for option exerciseability may be extended for 60 days by mutual agreement of the Company and the Optionee.

3.             TERMINATION OF EMPLOYMENT; EFFECT ON OPTIONS.

(a)           In the event that an Optionee who is employed by the Company or any of its subsidiaries on a salaried basis (an “Employee”) ceases to be an Employee for any reason other than normal retirement, disability or death (i) all outstanding Options which have been granted to such person under the Plan and which have not yet become vested shall immediately terminate upon termination of employment, and (ii) all outstanding Options which have been granted to such person under the Plan and which have become vested shall terminate three months thereafter (or such earlier period of time as such Options may expire in accordance with their terms), provided, however, if such person’s employment is terminated “For Cause” (as defined below) all Options granted under the Plan to such person, whether or not they have become vested at such time, shall immediately terminate upon termination of employment.

(b)           In the event that an Optionee who is an Employee ceases to be an Employee as a result of normal retirement at age 65 or disability, all outstanding vested Options, shall be exercisable for a period of one year from the date of such event by such person (or such earlier period of time as such Options may expire in accordance with their terms), and thereafter terminate.

(c)           In the event that an Optionee who is an Employee ceases to be an Employee as a result of death, all outstanding vested options, shall be exercisable by such person(s) to whom the rights under such Options shall have passed by will or the applicable laws of descent and distribution, for a period of six months from the date of death (or such earlier period of time as such Options may expire in accordance with their terms), and therefore terminate.

For the purposes of this Section 3, a termination of employment of an Employee “For Cause” shall mean a termination for any of the following reasons:

(i)            the commission of any unlawful job related act or wrongful act involving moral turpitude by Employee;

(ii)           the refusal or failure of Employee to perform his duties as an employee of the Company consistent with his employment agreement, so long as the Company shall have first given Employee a written notice specifying the refusal or failure, and Employee shall have failed to cure such refusal or failure within 30 days of the receipt of such written notice;

(iii)          continuing insubordination by Employee for a period of more than 7 days after written notice specifying such insubordination with respect to the direction of Executive by the President or the Board of Directors of the Company.

4.             EXERCISE:  PAYMENT FOR AND DELIVERY OF STOCK AND PAYMENT OF INCOME TAXES.  This Option may be exercised only by the Optionee or his transferees by will or the laws of descent and distribution.  This Option may be exercised by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased and the total purchase price.

Payment of the exercise price of any Option shall be made in full in cash concurrently with the exercise of such Option; provided, however, in the discretion of the Committee, payment of such exercise price may instead be made, in whole or in part:

(i)            with shares of Common stock delivered to the Company concurrently with such exercise (such shares to be valued on the basis of the aggregate Fair Market Value of such shares on the date of such exercise), provided that the Company is not then prohibited from purchasing or acquiring its Common Stock; and/or

(ii) by reducing the number of shares of Common Stock to be delivered to the Optionee upon exercise of such Option (such reduction to be valued on the basis of the aggregate Fair Market Value on the date of such exercise of the additional shares that would otherwise have been delivered to such Optionee upon exercise of such Option), provided that the Company is not then prohibited from purchasing or acquiring its Common Stock.

If the Company becomes obligated to withhold an amount on account of any federal or state income tax imposed as a result of an exercise of an Option granted under the Plan (such amount shall be referred to herein as the “Withholding Liability” and the first date upon which the Company is so obligated shall be referred to herein as the “Withholding Date”), the Optionee shall pay the Withholding Liability to the Company in full in cash on the Withholding Date; provided, however, that, in the discretion of the Committee, payment of the Withholding Liability to the Company may instead by made, in whole or in part:

(a)           with shares of Common Stock delivered to the Company by such Optionee on the Withholding Date (such shares to be valued on the basis of the aggregate Fair Market Value of such shares on the Withholding Date), provided that the Company is not then prohibited from purchasing or acquiring its Common Stock; and/or

(b)           by reducing the number of shares of Common Stock to be delivered to such Optionee upon exercise of such Option (such reduction to be valued on the basis of the aggregate Fair Market Value on the date of such exercise of the additional shares that would otherwise have been delivered to such Optionee upon exercise of such Option), provided that the Company is not then prohibited from purchasing or acquiring its Common Stock.

5.             RIGHTS IN SHARES BEFORE ISSUANCE AND DELIVERY.  Neither the Optionee nor his transferees by will or the laws of descent and distribution shall be, or have any rights or privileges of, a stockholder of the Company with respect to any shares of Common Stock issuable upon exercise of this Option, unless and until certificates representing such shares shall have been issued and delivered.

6.             ADJUSTMENTS IN STOCK.  Subject to the provisions of the Plan, if the outstanding securities of the class then subject to the Plan are increased, decreased or exchanged for or converted into a different number or kind of securities as a result of a reorganization, merger or consolidation, recapitalization, reclassification, stock dividend or other distribution, stock split, reverse stock split or the like, then, the Committee shall make appropriate and proportionate adjustments in the following:

(a)           the number and type of shares or other securities that may thereafter be acquired upon the exercise in full of Options thereafter granted under the Plan; and

(b)           the number and types of shares or other securities that may be acquired upon the exercise in full of Options theretofore granted under the Plan;

provided however, that any such adjustments in Options theretofore granted under the Plan shall be made without changing the aggregate exercise price of the unexercised portion of such Options.

7.             NONTRANSFERABILITY OF OPTION.  This Option is not transferable otherwise than by will or the laws of descent and distribution.  This Option shall not be otherwise transferred, assigned, pledged, hypothecated or otherwise disposed of in any way, whether by operation of law or otherwise, and shall not be subject to execution, attachment or similar process.  Upon any attempt to transfer this Option otherwise than by will or the laws of descent and distribution or to assign, pledge, hypothecate or otherwise dispose of this Option, or upon the levy of an execution, attachment or similar process upon this Option, this Option shall immediately terminate and become null and void.

8.             LEGALITY.           No securities issuable upon exercise of this Option shall be issued and delivered unless and until, in the opinion of the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law, any requirement of any securities-exchange listing agreement to which the Company may be a party, or any other requirement of law or of any regulatory body having jurisdiction over the Company.

9.             TERMINATING TRANSACTIONS.  Upon (i) the dissolution or liquidation of the Company, (ii) a reorganization, merger or consolidation of the Company (individually or collectively, a “Merger”) with one or more corporations as a result of which the Company goes out of existence or becomes a subsidiary of another corporation, or (iii) the acquisition of all or substantially all of the assets or more than eighty percent (80%) of the then outstanding stock of the Company by another entity, Options granted under the Plan shall terminate unless provisions be made in writing in connection with such transaction for the assumption of such Options or the substitution for such Options of a new option covering the stock of a successor corporation, or a parent or subsidiary thereof or of the company, with appropriate adjustments as to the number and kind of shares and prices, in which event such Options shall continue in the manner and under the terms so provided.  Each of such transactions referred to in (i), (ii) and (iii) above shall be referred to as a “Terminating Transaction.”  Notwithstanding the foregoing, each holder of outstanding Options granted under the Plan, whether or not such Options have become vested at such time, shall have the right to exercise such Options to the full extent not theretofore exercised at such time immediately prior to the consummation of the Terminating Transactions as the Committee shall designate, or in lieu thereof, in the case of a Merger and in the discretion of the Committee, be entitled to receive upon the consummation of the Merger, for each outstanding Option held by such person and in exchange for the surrender and cancellation thereof, a cash payment from the Company or its successor equal to the consideration paid per share of Common Stock in the merger (or the Fair Market Value thereof) minus the exercise price of such Option multiplied by the number of shares of Common Stock subject to such Option.

10.           NOTICES.  Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto, or as such other address as the Optionee may hereafter designate in writing to the Company.  Any such notice shall have been deemed duly given when deposited in a post office or branch post office regularly maintained by the United States Government.

11.           LAWS APPLICABLE TO CONSTRUCTION.  This Agreement has been executed and delivered the day and year first above written at Ventura County, California, and this Agreement shall be construed and enforced in accordance with the laws of the State of California.

12.           CONSTRUCTION.  The parties agree that each of them has retained counsel or has an opportunity to retain counsel but has expressly waived such opportunity.  The parties have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereto.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by an authorized officer, attested by its Secretary or one of its Assistant Secretaries, and the Optionee has hereunto set his hand on the day and year first above written.

AML COMMUNICATIONS, INC.	OPTIONEE

By:
Jacob Inbar	Steven Ow
President & CEO

ATTEST:	Social Security No.:

Edwin McAvoy
Secretary	Address: